UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2012

GeoPetro Resources Company
(Exact name of registrant as specified in its charter)

California	001-16749	94-3214487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 California Street, Suite 600
San Francisco, CA  94111
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (415) 398-8186

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.Changes in Registrant’s Certifying Accountant

On November 19, 2012, Hein & Associates LLP notified us that they declined to stand for re-election as the Company’s independent registered public accounting firm. The decision to not stand for re-election as the Company’s independent registered public accounting firm was received and accepted by the Audit Committee of the Company’s Board of Directors.

For the fiscal years ended December 31, 2010 and December 31, 2011, the Hein & Associates LLP reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2010 and December 31, 2011 and the subsequent interim periods through November 19, 2012, (i) there were no disagreements (as defined in Item 304 of Regulation S-K) with Hein & Associates LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Hein & Associates LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report; and (ii) there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

We provided Hein & Associates LLP with a copy of the above disclosures and requested that Hein & Associates LLP provide us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosures.  This letter from Hein & Associates LLP is herein enclosed as Exhibit 16.1.

Hein & Associates LLP served as the Company’s independent registered public accounting firm from 2002 through November 19, 2012.

The Company plans to engage a new firm as its independent registered public accounting firm shortly.

Item 9.01.  Financial Statements and Exhibits

Exhibit 16.1            Letter from Hein & Associates LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPETRO RESOURCES COMPANY

Date: November 30, 2012	By:	/s/ Stuart J. Doshi
Stuart J. Doshi, President, Chief Executive Officer and Chairman